Exhibit 99.2

CENCORA, INC.
SUMMARY SEGMENT INFORMATION
(in thousands)
(unaudited)

The following illustrates revised reportable segment revenue information for the periods indicated:

	Fiscal Year Ended September 30, 2025
Revenue	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Fiscal Year
	(As Revised)	(As Revised)	(As Revised)	(As Revised)	(As Revised)
U.S. Healthcare Solutions	$72,555,294	$66,819,265	$71,342,873	$74,246,417	$284,963,849
International Healthcare Solutions	6,958,895	6,696,779	7,253,396	7,420,373	28,329,443
Other	2,002,455	1,956,407	2,107,464	2,091,507	8,157,833
Intersegment eliminations	(29,584)	(18,778)	(40,201)	(29,743)	(118,306)
Total revenue	$81,487,060	$75,453,673	$80,663,532	$83,728,554	$321,332,819

	Fiscal Year Ended September 30, 2024
Revenue	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Fiscal Year
	(As Revised)	(As Revised)	(As Revised)	(As Revised)	(As Revised)
U.S. Healthcare Solutions	$63,794,303	$59,881,058	$65,756,367	$70,203,162	$259,634,890
International Healthcare Solutions	6,604,518	6,659,146	6,576,669	6,895,978	26,736,311
Other	1,888,215	1,910,106	1,949,940	1,991,019	7,739,280
Intersegment eliminations	(34,203)	(36,003)	(41,623)	(40,053)	(151,882)
Total revenue	$72,252,833	$68,414,307	$74,241,353	$79,050,106	$293,958,599

CENCORA, INC.
SUMMARY SEGMENT INFORMATION
(in thousands)
(unaudited)

The following illustrates revised reportable segment operating income and margin information for the periods indicated:

	Fiscal Year Ended September 30, 2025
Operating income	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Fiscal Year
	(As Revised)	(As Revised)	(As Revised)	(As Revised)	(As Revised)
U.S. Healthcare Solutions	$686,925	$944,969	$833,650	$817,889	$3,283,433
International Healthcare Solutions	165,180	154,598	137,275	130,752	587,805
Other	97,329	92,851	87,104	74,429	351,713
Intersegment eliminations	(126)	(154)	302	—	22
Total segment operating income	$949,308	$1,192,264	$1,058,331	$1,023,070	$4,222,973

Percentages of revenue:

U.S. Healthcare Solutions
Gross profit	2.01%	2.82%	2.54%	2.51%	2.46%
Operating expenses	1.06%	1.40%	1.37%	1.40%	1.31%
Operating income	0.95%	1.41%	1.17%	1.10%	1.15%

International Healthcare Solutions
Gross profit	10.98%	10.70%	10.14%	9.99%	10.44%
Operating expenses	8.61%	8.39%	8.25%	8.23%	8.37%
Operating income	2.37%	2.31%	1.89%	1.76%	2.07%

Other
Gross profit	15.86%	16.27%	14.95%	14.57%	15.40%
Operating expenses	11.00%	11.53%	10.82%	11.01%	11.08%
Operating income	4.86%	4.75%	4.13%	3.56%	4.31%

CENCORA, INC.
SUMMARY SEGMENT INFORMATION
(in thousands)
(unaudited)

	Fiscal Year Ended September 30, 2024
Operating income	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Fiscal Year
	(As Revised)	(As Revised)	(As Revised)	(As Revised)	(As Revised)
U.S. Healthcare Solutions	$624,017	$758,866	$635,537	$634,120	$2,652,540
International Healthcare Solutions	175,895	180,609	160,877	139,282	656,663
Other	85,790	94,302	81,297	77,694	339,083
Intersegment eliminations	17	7	(15)	(39)	(30)
Total segment operating income	$885,719	$1,033,784	$877,696	$851,057	$3,648,256

Percentages of revenue:

U.S. Healthcare Solutions
Gross profit	2.12%	2.41%	2.02%	2.01%	2.13%
Operating expenses	1.14%	1.14%	1.06%	1.10%	1.11%
Operating income	0.98%	1.27%	0.97%	0.90%	1.02%

International Healthcare Solutions
Gross profit	11.13%	11.54%	11.15%	10.73%	11.13%
Operating expenses	8.46%	8.83%	8.70%	8.71%	8.68%
Operating income	2.66%	2.71%	2.45%	2.02%	2.46%

Other
Gross profit	16.10%	16.61%	15.71%	15.34%	15.93%
Operating expenses	11.56%	11.68%	11.54%	11.44%	11.55%
Operating income	4.54%	4.94%	4.17%	3.90%	4.38%